- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                  ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION
                                   305(B)(2)

                               ----------------

                            FIRST TRUST OF ILLINOIS,
                              NATIONAL ASSOCIATION
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

                                   36-4046888
                                (I.R.S. EMPLOYER
                              IDENTIFICATION NO.)

       400 NORTH MICHIGAN AVENUE,                        60611
           CHICAGO, ILLINOIS                           (ZIP CODE)
    (ADDRESS OF PRINCIPAL EXECUTIVE
                OFFICES)

                               ----------------

                                 JOHN W. PORTER
                 FIRST TRUST OF ILLINOIS, NATIONAL ASSOCIATION
                        400 N. MICHIGAN AVENUE, FLOOR 2S
                            CHICAGO, ILLINOIS 60611
                            TELEPHONE (312) 836-6736
           (NAME, ADDRESS, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                               ----------------

                                TRIBUNE COMPANY
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

                DELAWARE                               36-1880355
      (STATE OR OTHER JURISDICTION                  (I.R.S. EMPLOYER
   OF INCORPORATION OR ORGANIZATION)              IDENTIFICATION NO.)

         435 N. MICHIGAN AVENUE                          60611
           CHICAGO, ILLINOIS                           (ZIP CODE)
    (ADDRESS OF PRINCIPAL EXECUTIVE
                OFFICES)

                                DEBT SECURITIES
                        (TITLE OF INDENTURE SECURITIES)

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

ITEM 1. GENERAL INFORMATION.

  FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

  (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

    Comptroller of the Currency, Washington, D.C.

  (B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

    Yes.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR.

  IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH
AFFILIATION.

    The obligor is not an affiliate of the trustee.

ITEM 3. VOTING SECURITIES OF THE TRUSTEE.

  FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF VOTING SECURITIES OF THE TRUSTEE:

                              AS OF APRIL 17, 1996

                                                                     COL. B
                 COL. A                                              AMOUNT
             TITLE OF CLASS                                        OUTSTANDING
             --------------                                        -----------

    Not applicable by virtue of response to Item 13.

ITEM 4. TRUSTEESHIPS UNDER OTHER INDENTURES.

  IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, FURNISH THE FOLLOWING INFORMATION:

  (A) TITLE OF THE SECURITIES OUTSTANDING UNDER EACH SUCH OTHER INDENTURE.

    Not applicable by virtue of response to Item 13.

  (B) A BRIEF STATEMENT OF THE FACTS RELIED UPON AS A BASIS FOR THE CLAIM THAT NO CONFLICTING INTEREST WITHIN THE MEANING OF SECTION 310(B)(1) OF THE ACT ARISES AS A RESULT OF THE TRUSTEESHIP UNDER ANY SUCH OTHER INDENTURE, INCLUDING A STATEMENT AS TO HOW THE INDENTURE SECURITIES WILL RANK AS COMPARED WITH THE SECURITIES ISSUED UNDER SUCH OTHER INDENTURE.

    Not applicable by virtue of response to Item 13.

ITEM 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

  IF THE TRUSTEE OR ANY OF THE DIRECTORS OR EXECUTIVE OFFICERS OF THE TRUSTEE IS A DIRECTOR, OFFICER, PARTNER, EMPLOYEE, APPOINTEE, OR REPRESENTATIVE OF THE OBLIGOR OR OF ANY UNDERWRITER FOR THE OBLIGOR, IDENTIFY EACH SUCH PERSON HAVING ANY SUCH CONNECTION AND STATE THE NATURE OF EACH SUCH CONNECTION.

    Not applicable by virtue of response to Item 13.

ITEM 6. VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

  FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF THE TRUSTEE OWNED BENEFICIALLY BY THE OBLIGOR AND EACH DIRECTOR, PARTNER AND EXECUTIVE OFFICER OF THE OBLIGOR.

                              AS OF APRIL 17, 1996

        COL. A             COL. B                    COL. C                     COL. D
                                                                              PERCENTAGE
                                                                              OF VOTING
                                                                              SECURITIES
                                                                             REPRESENTED
                                                                              BY AMOUNT
        NAME OF           TITLE OF                AMOUNT OWNED                  GIVEN
         OWNER              CLASS                 BENEFICIALLY                IN COL. C
        -------           --------                ------------               -----------


    Not applicable by virtue of response to Item 13.

ITEM 7. VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
OFFICIALS.

  FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF THE TRUSTEE OWNED BENEFICIALLY BY EACH UNDERWRITER FOR THE OBLIGOR AND EACH DIRECTOR, PARTNER, AND EXECUTIVE OFFICER OF EACH SUCH UNDERWRITER.

                              AS OF APRIL 17, 1996

        COL. A             COL. B                    COL. C                     COL. D
                                                                              PERCENTAGE
                                                                              OF VOTING
                                                                              SECURITIES
                                                                             REPRESENTED
                                                                              BY AMOUNT
        NAME OF           TITLE OF                AMOUNT OWNED                  GIVEN
         OWNER              CLASS                 BENEFICIALLY                IN COL. C
        -------           --------                ------------               -----------


    Not applicable by virtue of response to Item 13.

ITEM 8. SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

  FURNISH THE FOLLOWING INFORMATION AS TO SECURITIES OF THE OBLIGOR OWNED BENEFICIALLY OR HELD AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT BY THE
TRUSTEE:

                              AS OF APRIL 17, 1996

        COL. A       COL. B              COL. C                   COL. D
                    WHETHER
                      THE
                   SECURITIES
                   ARE VOTING
                       OR     AMOUNT OWNED BENEFICIALLY OR   PERCENT OF CLASS
       TITLE OF    NONVOTING  HELD AS COLLATERAL SECURITY  REPRESENTED BY AMOUNT
         CLASS     SECURITIES  FOR OBLIGATIONS IN DEFAULT     GIVEN IN COL. C
       --------    ---------- ---------------------------- ---------------------


    Not applicable by virtue of response to Item 13.

ITEM 9. SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

  IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF AN UNDERWRITER FOR THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF SECURITIES OF SUCH UNDERWRITER ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE.

                              AS OF APRIL 17, 1996

          COL. A          COL. B              COL. C                COL. D
                                           AMOUNT OWNED
                                       BENEFICIALLY OR HELD    PERCENT OF CLASS
      NAME OF ISSUER                  AS COLLATERAL SECURITY    REPRESENTED BY
       AND TITLE OF       AMOUNT        FOR OBLIGATIONS IN     AMOUNT GIVEN IN
          CLASS         OUTSTANDING     DEFAULT BY TRUSTEE          COL. C
      --------------    -----------   ----------------------   ----------------


    Not applicable by virtue of response to Item 13.

ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

  IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT VOTING SECURITIES OF A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE (1) OWNS 10 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR OR (2) IS AN AFFILIATE, OTHER THAN A SUBSIDIARY, OF THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF SUCH PERSON.

                              AS OF APRIL 17, 1996

          COL. A          COL. B              COL. C                COL. D
                                           AMOUNT OWNED
                                       BENEFICIALLY OR HELD    PERCENT OF CLASS
      NAME OF ISSUER                  AS COLLATERAL SECURITY    REPRESENTED BY
       AND TITLE OF       AMOUNT        FOR OBLIGATIONS IN     AMOUNT GIVEN IN
          CLASS         OUTSTANDING     DEFAULT BY TRUSTEE          COL. C
      --------------    -----------   ----------------------   ----------------


    Not applicable by virtue of response to Item 13.

ITEM 11. OWNERSHIP OF HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

  IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE, OWNS 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF SECURITIES OF SUCH PERSON ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE.

                              AS OF APRIL 17, 1996

          COL. A          COL. B              COL. C                COL. D
                                           AMOUNT OWNED
                                       BENEFICIALLY OR HELD    PERCENT OF CLASS
      NAME OF ISSUER                  AS COLLATERAL SECURITY    REPRESENTED BY
       AND TITLE OF       AMOUNT        FOR OBLIGATIONS IN     AMOUNT GIVEN IN
          CLASS         OUTSTANDING     DEFAULT BY TRUSTEE          COL. C
      --------------    -----------   ----------------------   ----------------


    Not applicable by virtue of response to Item 13.

ITEM 12. INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

  EXCEPT AS NOTED IN THE INSTRUCTIONS, IF THE OBLIGOR IS INDEBTED TO THE TRUSTEE, FURNISH THE FOLLOWING INFORMATION:

                              AS OF APRIL 17, 1996

        COL. A                             COL. B                                  COL. C
NATURE OF INDEBTEDNESS               AMOUNT OUTSTANDING                           DATE DUE
- ----------------------               ------------------                           --------

      Not applicable by virtue of response to Item 13.

ITEM 13. DEFAULTS BY THE OBLIGOR.

  (A) STATE WHETHER THERE IS OR HAS BEEN A DEFAULT WITH RESPECT TO THE SECURITIES UNDER THIS INDENTURE. EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

      There is not nor has there been a default with respect to the securities under this indenture.

  (B) IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, OR IS TRUSTEE FOR MORE THAN ONE OUTSTANDING SERIES OF SECURITIES UNDER THE INDENTURE, STATE WHETHER THERE HAS BEEN A DEFAULT UNDER ANY SUCH INDENTURE OR SERIES, IDENTIFY THE INDENTURE OR SERIES AFFECTED, AND EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

      There is not nor has there been a default with respect to the securities under this indenture. The trustee is a trustee under other indentures under which securities issued by the obligor are outstanding. There is not and there has not been a default with respect to the securities outstanding under such other indentures.

ITEM 14. AFFILIATIONS WITH THE UNDERWRITERS.

  IF ANY UNDERWRITER IS AN AFFILIATE OF THE TRUSTEES, DESCRIBE EACH SUCH AFFILIATION.

      Not applicable by virtue of response to Item 13.

ITEM 15. FOREIGN TRUSTEE.

  IDENTIFY THE ORDER OR RULE PURSUANT TO WHICH THE FOREIGN TRUSTEE IS AUTHORIZED TO ACT AS SOLE TRUSTEE UNDER INDENTURES QUALIFIED OR TO BE QUALIFIED UNDER THE ACT.

      Not applicable.

ITEM 16. LIST OF EXHIBITS.

  LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

    1. A copy of the Articles of Association of First Trust of Illinois, National Association as now in effect, incorporated herein by reference to
  Exhibit 1 to T-1; Registration No. 33-64175.

    2. A copy of the certificate of authority to commence business, incorporated herein by reference to Exhibit 2 to T-1; Registration No. 33-64175.

    3. A copy of the certificate of authority to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 to T-1; Registration No. 33-64175.

    4. A copy of the existing By-Laws of First Trust of Illinois, National Association as now in effect, incorporated herein by reference to Exhibit 4 to T-1; Registration No. 33-64175.

    5. Not applicable by virtue of response to Item 13.

    6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 to T-1; Registration No. 33-64175.

    7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority, filed herewith.

    8. Not applicable.

    9. Not applicable.

                                   SIGNATURE

  PURSUANT TO THE REQUIREMENTS OF THE TRUST INDENTURE ACT OF 1939, THE TRUSTEE, FIRST TRUST OF ILLINOIS, NATIONAL ASSOCIATION, A NATIONAL BANKING ASSOCIATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE UNITED STATES OF AMERICA, HAS DULY CAUSED THIS STATEMENT OF ELIGIBILITY TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ALL IN THE CITY OF CHICAGO, AND STATE OF ILLINOIS, AS OF THE 17TH DAY OF APRIL, 1996.

                                          First Trust of Illinois, National
                                           Association

                                                 /s/ John W. Porter
                                          By __________________________________
                                                     John W. Porter
                                              Vice President and Secretary

                                                                       EXHIBIT 7


FIRST TRUST OF ILLINOIS, NATIONAL ASSOCIATION

Consolidated Report of Condition and Income for a Bank With Domestic and Foreign Offices--FFIEC 031

Report at the close of business December 31, 1995


THE ENTIRE REPORT IS NOT ATTACHED. THE FOLLOWING TWO PAGES,
WHICH REFLECT BALANCE SHEET INFORMATION, HAVE BEEN
EXCERPTED FROM THE REPORT.

First Trust of Illinois, National A        Call Date 12/31/95       Page RC-1
400 North Michigan Avenue                  Vendor ID:  D            CERT: 34094
Chicago, IL 60611
                                                                         9
Transit Number:  09600069

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1995


All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the most outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet

                                                                                                       Dollar Amounts in Thousands
- ----------------------------------------------------------------------------------------------------------------------------------
ASSETS
                                                                                         RCOM
 1. Cash and balances due from depository institutions (from Schedule RC-A):             ----
    a. Noninterest-bearing balances and currency and coin (1)___________________________ 0081. .             69,279      1.a
    b. Interest-bearing balances (2)____________________________________________________ 0071. .                  0      1.b
 2. Securities:
    a. Held-to-maturity securities (from Schedule RC-8, column A)_______________________ 1754. .                  0      2.a
    b. Available-for-sale securities (from Schedule RC-8, column D)_____________________ 1773. .              3,000      2.b
 3. Federal funds sold and securities purchased under agreements to resell:
    a. Federal funds sold_______________________________________________________________ 0276. .                  0      3.a
    b. Securities purchased under agreements to resell__________________________________ 0277. .                  0      3.b
 4. Loans and lease financing receivables:
                                                          RCON
    a. Loans and leases, net of unearned income           ----
       (from Schedule RC-C)______________________________ 2122. .                      0           .  .  .  .  .  .      4.a
    b. LESS: Allowance for loan and lease losses_________ 3125. .                      0           .  .  .  .  .  .      4.b
    c. LESS: Allocated transfer risk reserve_____________ 3128. .                      0           .  .  .  .  .  .      4.c
    d. Loans and leases, net of unearned income,
       allowance, and reserve (item 4.a minus 4.b and 4.c)______________________________ 2125. .                  0      4.d
 5. Trading assets______________________________________________________________________ 3545. .                  0      5.
 6. Premises and fixed assets (including capitalized leases)____________________________ 2145. .                  0      6.
 7. Other real estate owned (from Schedule RC-M)________________________________________ 2150. .                  0      7.
 8. Investments in unconsolidated subsidiaries and associated companies (from
    Schedule RC-M)______________________________________________________________________ 2130. .                  0      8.
 9. Customers' liability to this bank on acceptances outstanding________________________ 2155. .                  0      9.
10. Intangible assets (from Schedule RC-M)______________________________________________ 2143. .             27,568      10.
11. Other assets (from Schedule RC-F)___________________________________________________ 2160. .                401      11.
12. Total assets (sum of items 7 through 11)____________________________________________ 2170. .            100,248      12.
- ---------

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certification of deposits not held for trading.

First Trust of Illinois, National A       Call Date: 12/31/95        Page RC -2
600 North Michigan Avenue                 Vendor ID: D      CERT: 34094
Chicago, IL 60611                                                         10


Transit Number: 09600069

Schedule RC - Continued

                                                                                             Dollar Amounts in Thousands
- ------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:                                                                    RCON
    a. In domestic offices (sum of totals of                                     ----
       columns A and C from Schedule RC-E)_______________________________________2200. .               0      13.a
                                                            RCON
                                                            ----
       (1) Noninterest-bearing (1)__________________________6631. .        0                 . . . . . .      13.a.1
       (2) Interest-bearing_________________________________6636. .        0                 . . . . . .      13.a.2
    b. In foreign offices, Edge and agreement subsidiaries, and IBFs_____________            . . . . . .
       (1) Noninterest-bearing___________________________________________________            . . . . . .
       (2) Interest-bearing______________________________________________________            . . . . . .
14. Federal funds purchased and securities sold under agreements to repurchase:
    a. Federal funds purchased___________________________________________________0278. .               0      14.a
    b. Securities sold under agreements to repurchase____________________________0279. .               0      14.b
15. a. Demand notes issued to U.S. Treasury______________________________________2840. .               0      15.a
    b. Trading liabilities_______________________________________________________3548. .               0      15.b
16. Other borrowed money:
    a. With original maturity of one year or less________________________________2332. .               0      16.a
    b. With original maturity of more than one year______________________________2333. .               0      16.b
17. Mortgage indebtedness and obligations under capitalized leases_______________2910. .               0      17.
18. Bank's liability on acceptances executed and outstanding_____________________2920. .               0      18.
19. Subordinated notes and debentures____________________________________________3200. .               0      19.
20. Other liabilities (from Schedule RC-G)_______________________________________2930. .             228      20.
21. Total liabilities (sum of items 13 through 20)_______________________________2948. .             228      21.

22. Limited-life preferred stock and related surplus_____________________________3282. .               0      22.

EQUITY CAPITAL
23. Perpetual preferred stock and related surplus________________________________3838. .               0      23.
24. Common stock_________________________________________________________________3230. .           1,000      24.
25. Surplus (exclude all surplus related to preferred stock)_____________________3839. .          99,000      25.
26. a. Undivided profits and capital reserves____________________________________3632. .              20      26.a
    b. Net unrealized holding gains (losses) on available-for-sale securities____8434. .               0      26.b
27. Cumulative foreign currency translation adjustments__________________________            . . . . . .
28. Total equity capital (sum of items 23 through 27)____________________________3210. .         100,020      28.
29. Total liabilities, limited-life preferred stock, and equity capital (sum of
    items 21, 22, and 28_________________________________________________________3300. .         100,248      29.

Memorandum

To be reported only with the March Report of Condition.
 1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for
     the bank by independent external auditors as of any date during 1994________6724. .             N/A      M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination on the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 = Review of the bank's financial statements by external
    auditors
6 = Compilation of the bank's financial statements by
    external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work

- -------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.